FORM:1	CHANGE IN OUTSTANDING AND RESERVED SECURITIES

WHEN TO FILE:	Within 10 days after the end of each month in which any change to the number of outstanding or reserved listed securities has occurred (including a reduction in such number that results from a cancellation or redemption of securities). If no such change has occurred, a nil report should be filed.

HOW:	For Companies Reporting to TSX - Toronto Office:
Via fax to 416-947-4547 or via email to advisoryaffairs@tsx.com

For Companies Reporting to TSX - Montreal Office:
Via fax to 514-788-2421 or via email to advisoryaffairs@tsx.com

QUESTIONS:	For Companies Reporting to TSX - Toronto Office:
Email advisoryaffairs@tsx.com or contact the TSX Reporting Agent who is responsible for the
Company (based on the first letter of the Company's name), as follows:

Company Name Phone
A - K 416-947-4538
L - Z 416-947-4616

For Companies Reporting to TSX - Montreal Office:
Call 514-788-2451

NOTE:	The Company may customize the form to ensure that the charts below contain all applicable information relating to the issuer. Each share compensation arrangement which involves the issuance of treasury securities must have its own chart.
This Form replaces the "Changes in Capital Structure" form.
Although the Closing Issued and Outstanding Share Balance figure to be entered on the last line of Section A of this Form will be posted on the TSX website, no other information provided by the Company in this Form will be made available for public view.

FORM:1	Company Name:	Rubicon Minerals Corporation	Stock Symbol:	RMX

CHANGE IN OUTSTANDING AND RESERVED SECURITIES

	ISSUED AND OUTSTANDING SHARE SUMMARY*	# of Shares	Balance
	Issued and Outstanding - Opening Balance*	49,989,631
ADD:	Stock Options Exercised	885,000	50,874,631
	Share Purchase Plan
	Dividend Reinvestment Plan
	Exercise Warrants	62,500	50,937,131
	Private Placement
	Conversion
	Other Issuance (provide description) - Mineral Property	60,000	50,997,131
	Acquisition
SUBTRACT:	Issuer Bid Purchase
	Redemption
	Other Cancellation (provide description)
	Closing Issued and Outstanding Share Balance*	50,997,131

NOTE: If any of the Company's securities of a listed class are held by the Company itself or by y subsidaniary of the Company (which securities are herein referred to as "internally-held securities"), such internally-held securities must not be counted as "issued and outstanding."

Internally-held securities may result from the Company not cancelling shares acquired pursuant to an issuer bid or as a consequence of a subsidiary of the Company retaining or obtaining shares of the Company through a merger, amalgamation, arrangement or reorganization involving the Company.

	RESERVED FOR SHARE COMPENSATION	# of Shares	Balance
ARRANGEMENTS
A.	Share Purchase Plans and / or Agreement(s)
NAME OF PROGRAM:
Opening Reserve for Share Purchase Plan / Agreement
Additional Shares Listed Pursuant to the Plan (ADD)
Shares Issued from Treasury (SUBTRACT)
Closing Reserve for Share Purchase Plan

B.	Dividend Reinvestment Plan (DRIP) - for shareholders	# of Shares	Balance
NAME OF PROGRAM:
Opening Reserve for Dividend Reinvestment Plan
Additional Shares Listed Pursuant to the Plan (ADD)
Shares Issued (SUBTRACT)
Closing Reserve for Dividend Reinvestment Plan

FORM:1	Company Name:	Rubicon Minerals Corporation	Stock Symbol:	RMX

	RESERVED FOR SHARE COMPENSATION ARRANGEMENTS
C.	Stock Option Plan (and / or) Agreement
	NAME OF PROGRAM: Rubicon Minerals Corporation Stock Option Plan
	Stock Options Outstanding - Opening Balance				3,060,000

	Options Granted: (ADD)
	Date of	Name of Optionee	Expiry	Exercise	# of Options Granted
	Grant		Date	Price
	Nov. 3/03	Vicky Cohen	Nov. 3/13	$1.35	30,000

				SUBTOTAL	30,000

Options Exercised: (SUBTRACT) Shares issued on exercise must also be subtracted in the table entitled "Shares Reserved" below

Date of	Name of Optionee	Date of	Exercise	Number
Exercise		Grant	Price
Nov. 13/03	Craig Nelsen	Nov. 22/99	$0.43	50,000
Nov. 14/03	Michael J. Gray	Nov. 22/99	$0.43	175,000
Nov. 14/03	Michael J. Gray	May 9/01	$0.23	75,000
Nov. 14/03	Samantha Stevens	Aug. 8/02	$0.83	5,000
Nov. 14/03	Garfield MacVeigh	Nov. 22/03	$0.43	175,000
Nov. 14/03	Garfield MacVeigh	May 9/01	$0.23	75,000
Nov. 21/03	Bill Cavalluzzo	May 9/01	$0.23	100,000
Nov. 21/03	Bill Cavalluzzo	Dec. 20/01	$0.37	100,000
Nov. 21/03	Ian Russell	May 12/00	$0.38	30,000
Nov. 21/03	Ian Russell	Nov. 29/01	$0.42	25,000
Nov. 21/03	Ian Russell	Apr. 12/01	$0.21	20,000
Nov. 28/03	Samantha Stevens	Aug. 8/02	$0.83	5,000
Nov. 28/03	Paul Moore	July 3/03	$0.68	50,000
			SUBTOTAL	885,000

*Shares may, or may not be issued however "Shares Reserved" (for Stock Option Plan) may require a deduction in accordance with TSX acceptance of the Plan. Please ensure all applicable changes are noted.

FORM:1	Company Name:	Rubicon Minerals Corporation	Stock Symbol:	RMX

Options Cancelled/Terminated: (SUBTRACT) If an option is cancelled prior to its natural expiry date, for reasons other than termination of employment or natural expiry, the entry should be noted with a * and an explanation provided below.

	Date of	Name of Optionee	Date of	Expiry	Exercise	Number
	Canc. / Term		Grant	Date	Price
	Nov. 22/03	Craig Nelsen	Nov.22/99	Nov.22/03	$0.43	25,000

					SUBTOTAL	25,000

	Stock Option Outstanding - Closing Balance					2,180,000

	RESERVED FOR SHARE COMPENSATION ARRANGEMENTS
D.	Shares Reserved (for Stock Option Plan)
	NAME OF PROGRAM:				# of Shares	Balance
	Opening Share Reserve Balance at beginning of period
	Additional shares Listed Pursuant to the Plan (ADD)
	Stock Options Exercised (SUBTRACT)
	Stock Appreciation Rights (SUBTRACT)
	Closing Share Reserve Balance at end of period

	All information reported in this Form is for the month of				November,	2003.

Filed on behalf of the Company by:
(please enter name and direct phone or email)

NAME	Liz Monger, Manager Land and Compliance
PHONE / EMAIL	604-623-3333 / lizm@rubiconminerals.com
DATE	December 10, 2003